EXHIBIT 23.3

                                 MOSS-ADAMS LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report dated February 7, 1997 relating to the consolidated financial statements of SolarCo, Inc. and Subsidiary for the years ended January 1, 1995, December 31, 1995, and December 29, 1996 which is included in Form S-4 of Brazos Sportswear, Inc dated July 11, 1997. We also consent to the reference to our Firm as experts in the same registration statement.

                                          /s/ MOSS ADAMS LLP
                                              MOSS ADAMS LLP

Seattle, Washington
July 11, 1997